Exhibit 99.1

Occam Networks Receives NASDAQ Notification Related to Late Filing of

Form 10-K for Fiscal 2006

SANTA BARBARA, California – April 23, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) announced today that on April 18, 2007 it received a notice from the Nasdaq Stock Market stating that Occam is not in compliance with NASDAQ’S Marketplace Rule 4310(c)(14) because Occam has not timely filed its Report on Form 10-K for the fiscal year ended December 31, 2006. As a result of the filing delay, NASDAQ will broadcast an indicator over its market data dissemination network noting Occam’s non-compliance. The presence of an indicator does not constitute a trading halt or delisting.

As disclosed in Occam’s press release issued on April 2, 2007, Occam has delayed the filing of its Form 10-K for the fiscal year ended December 31, 2006 because its Audit Committee is reviewing Occam’s commitments to provide customers with software, hardware and software maintenance, upgrades, training, and other services in connection with customers’ purchases of Occam’s network equipment. Occam is working diligently to complete this review and to file its Form 10-K for the fiscal year ended December 31, 2006.

Occam has requested a hearing before a NASDAQ Listing Qualifications Panel for continued listing on The NASDAQ Global Market. This appeal resulted in an automatic stay of the delisting and Occam’s common stock will remain listed on The NASDAQ Global Market pending a decision by the Listing Qualifications Panel.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America.

Cautionary Note Regarding Forward-Looking Statements

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks, including statements regarding the completion of the Audit Committee review, the filing of Occam’s 10-K for the year ended December 31, 2006 and the continued listing of Occam’s common stock on The NASDAQ Global Market. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those contemplated in forward-looking statements include the following: the inability of Occam to obtain a sufficient extension from NASDAQ to file its Form 10-K to avoid delisting; Occam’s inability to comply with requirements imposed by NASDAQ for continued listing, the factors being considered in the course of the Audit Committee review, the review by Occam’s current and former independent registered public accounting firms of the results and findings of Occam’s review; the impact, if any, of such results or findings on the historical financial statements of Occam; Occam’s inability to timely file reports with the Securities and Exchange Commission; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release. Therefore, any forward-looking statements should be considered in light of various important facts, including the risks and uncertainties listed above, as well as others. Occam makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements.

# # #

Contact:

Chris Farrell	Tim Johnson
Chief Financial Officer	Stearns Johnson Communications
Occam Networks Inc.	+1 415.397.7600
+1 805.692.2900	tjohnson@stearnsjohnson.com

Occam is a registered trademark of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.